SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                       ------------------------

                     AMENDMENT NO. 2 TO FORM SB-2

                       REGISTRATION STATEMENT

                               UNDER

                    THE SECURITIES ACT OF 1933
                      ------------------------

                       PLATINUM PEARLS, INC.
         (Name of small business issuer in its charter)


      Nevada                                 9995
   (State of Incorporation)      (Primary Standard Industrial
                                  Classification Code Number)

                            86-0746356
             (I.R.S. Employer Identification Number)






                           P.O. Box 6154
                           Scottsdale, AZ
                       (480)-991-8342 (PHONE)
                        (480)991-8551 (FAX)
(Address and telephone number of principal executive offices)
                    --------------------------
                          P.O. Box 6154
                          Scottsdale, AZ
                      (480)-991-8342 (PHONE)
                       (480)991-8551 (FAX)

(Address of principal place of business or intended principal place of business)
                    --------------------------

                  Corporate Services Center, Inc.
                      1280 Terminal Way #3
                       Reno, Nevada 89502

   (Name, address and telephone number of agent for service)
                    --------------------------

            COPIES TO:

KENNETH G. EADE
Attorney at Law
827 State Street, Suite 26
Santa Barbara, CA 93101
(805)560-9828 (PHONE)
                            (805) 560-3608 (TELECOPY)
                    --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.        /      /
                            -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                      -----------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-----------------------------------------------------------------











































CALCULATION OF REGISTRATION FEE

TITLE OF EACH           DOLLAR        PROPOSED           PROPOSED        AMOUNT OF
CLASS OF SECURITIES     AMOUNT TO     MAXIMUM AGGREGATE  MAX. AGGREGATE  REGISTRATION FEE
-------------------     ---------     ----------------- ---------------  ----------------
Common Stock, .001 par   $25,000        $.50              $25,000            $6.60

Total                    $25,000        $.50              $25,000            $6.60

                                DATED SEPTEMBER 15, 2000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION
STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE .SECURITIES AND EXCHANGE
COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY .OFFERS TO BUY BE ACCEPTED PRIOR TO
THE TIME THE REGISTRATION STATEMENT BECOMES .EFFECTIVE. THIS PROSPECTUS SHALL NOT
CONSTITUTE AN OFFER TO SELL OR THE .SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES .IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
UNLAWFUL PRIOR .TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.











                          PROSPECTUS
                     PLATINUM PEARLS, INC.
               50,000 SHARES OF COMMON STOCK
                      $.50 per share

Platinum Pearls, Inc., hereby offers for sale, up to 50,000 of the shares (Shares) of Common Stock at the price of $.50 per share. This offering is self underwritten by Platinum Pearls, which means that its officers and directors will sell the shares and no underwriter will be used. There are no minimum number of shares to be sold and no escrow or impound. Any funds received by the Company may be used at the Company's discretion. There is no public market for the Shares and the Shares will be sold over a period of 180 days, at which time the offering will terminate, unless extended by Platinum Pearls for an additional 180 days.


                     ------------------------
The Common Stock offered hereby is speculative and involves a high degree of risk and substantial dilution.  See RISK FACTORS on page 3.
                     ------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission (SEC) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                           PRICE   UNDERWRITING      PROCEEDS
                           TO      DISCOUNTS AND     TO
                           PUBLIC  COMMISSIONS(2)    COMPANY(1)
                           ------  -------------     ---------

Per Share................$ .50      $  0            $      .50
Total (Minimum)......... $  50,000  $  0            $25,000
Total (Maximum)......... $  50,000  $  0            $25,000


                        SEPTEMBER 15, 2000
                     ------------------------
                       PROSPECTUS SUMMARY

 CORPORATE BACKGROUND

Platinum Pearls was organized on September 30, 1993, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation, and has been since its inception. Platinum Pearls's is engaged in the business of marketing the Platinum Pearls TM program, a membership organization, through its Internet web site, tailored to the baby boomer generation. The program is similar to that of A.A.R.P. but focuses on a younger lifestyle and the particular interests of the baby boomer generation, as the generation enters the post-midlife era. Platinum Pearls's web site, www.platinumpearls.com, acquaints the member with all of Platinum Pearls's services, which include retreats, workshops, fitness and exercise videos, music and books.


                         THE OFFERING

Common Stock Offered......................  Up to 50,000 shares

Common Stock Outstanding after the
  Offering..................................1,587,000 shares(1)

Use of Proceeds.............................Working capital






























                                SUMMARY FINANCIAL DATA


BALANCE SHEET DATA:
                                                          March 31, 2000
                                                        _____________________
Assets: ............................................      $69,548
                                                          =======

Liabilities _ Accounts Payable .....................      $  __
                                                           _______
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 25,000,000 shares,
    Issued 1,537,000 ...............................        1,537
  Paid_In Capital ..................................         --
  Retained Deficit .................................      138,486
  Deficit Accumulated During the
    Development Stage ..............................      (76,475)
                                                          _______
     Total Stockholders' Equity ....................       69,548
                                                           _______
      Total Liabilities and
       Stockholders' Equity ........................      $69,548
                                                          =======







STATEMENT OF OPERATIONS DATA:                                            Cumulative
                                                                         since
                                                                         inception
                                                 Period ended            of
                                                 March 31, 2000          development
                                                                         stage
                                                 --------------          -----------
Revenues: ..................................     $__                       $__
Expenses: ..................................      33,129                  76,475
                                                  _____                    _____
     Net Loss ..............................     $33,129                 $76,475
                                                  _____                    _____
Basic & Diluted loss per share .............      $(.022)                        $(.049)


                -------------------------------------------------------















                         RISK FACTORS

We are a development stage company with no Operating History.

Platinum Pearls is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. Platinum Pearls' prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, Platinum Pearls has incurred losses.

Our business is subject to intense competition.

E commerce and Internet related seminars, workshops and information services is an industry of intense competition, rapidly evolving and subject to constant change. Competitors with greater financial resources than Platinum Pearls are more equipped to compete with Platinum Pearls in this industry. There can be no assurance that Platinum Pearls will be able to compete successfully in any chosen.


We will need to raise more capital for our operations.

Platinum Pearls anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that Platinum Pearls will not require additional financing sooner than currently anticipated. In order to continue with its planned operations, Platinum Pearls is dependent upon additional equity financing. There can be no assurance that additional equity financing can be obtained.

We have no market for our stock.

Prior to this offering, Platinum Pearls's common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that Platinum Pearls's securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by Platinum
Pearls. The trading price of the securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements, and other events or factors.
In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies.
These broad market fluctuations may adversely affect the market price of the securities.


Platinum Pearls stock is a penny stock and is subject to regulations involving trading of penny stocks.

Platinum Pearls's securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for Platinum Pearls's common stock, if such a market should develop, trading Platinum
Pearls's Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-
Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors
(generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in Platinum Pearls's securities, which could severely limit the liquidity of Platinum Pearls's securities and the ability of purchasers in this Offering to sell such securities in the secondary market.

Management has broad discretion in deciding how to spend proceeds from this offering.

The estimated net proceeds of the Offering has been allocated to working capital and general corporate purposes. Accordingly, Platinum Pearls's management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by Platinum Pearls to pay salaries, including salaries of its executive officers, and for acquisitions. Although Platinum Pearls currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by Platinum Pearls, the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

Our officers and directors have engaged in transactions with Platinum Pearls at terms favorable to them.

Platinum Pearls has engaged in transactions with certain of its officers, directors and principal stockholders. For example, the Platinum Pearls concept is owned by the president, Tom Hays, and is licensed to Platinum Pearls. These transactions were not arm's length transactions and this could create a potential conflict of interest.

Platinum Pearls' industry is new.

Conducting seminars and providing self help products on the Internet is an emerging market characterized by an increasing and substantial number of new competitors that have introduced or are developing an array of new products and services, including interactive, enhanced and value-added services. Each of these entrants is seeking to position its products and services as the preferred method for accessing prepaid long distance telecommunications services. As is typical in an emerging industry, market acceptance of newly introduced products and services is uncertain. There can be no assurance that substantial markets for prepaid phone cards will continue to develop or that Platinum Pearls will be able to meet its current marketing objectives, succeed in positioning its products and to achieve significant market acceptance for its products.


                      USE OF PROCEEDS

The net proceeds to Platinum Pearls from the sale of the shares of Common Stock offered hereby are estimated to be approximately
$25,000. Platinum Pearls intends to use these proceeds for web site promotion, working capital and general corporate purposes.

The following table shows the Company's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

                          10%       25%        50%          75%
                          ---       -----    ------       -------
Offering expenses       $1,550     $3,875    $7,750      $11,625
Web site promotion         350        875     1,750        2,625
Management salaries          0          0         0            0
Employee salaries          450      1,125     2,250        3,375
Working capital            500      1,250     2,500        3,750
                         ------     -----     -----      -------
Totals:                  $2,500     $6,250  $12,500      $18,750

The allocation of the net proceeds of the Offering set forth above represents Platinum Pearls's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Platinum Pearls's future revenues and expenditures. If any of these factors change, Platinum Pearls may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

Platinum Pearls anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its growth strategy), that the proceeds of the Offering, if at least the minimum number of shares are sold, together with its existing financial resources and cash flow from operations, should be sufficient to satisfy its anticipated cash requirements for the next twelve months; however, there can be no assurance that this will be the case. Platinum Pearls's actual cash requirements may vary materially from those now planned and will depend upon numerous factors, including the general market acceptance of Platinum Pearls's new and existing products and services, the growth of Platinum Pearls's distribution channels, the technological advances and activities of competitors, and other factors. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

                        DIVIDEND POLICY

Platinum Pearls has never declared or paid cash dividends on its capital stock. Platinum Pearls currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                   PRICE RANGE OF SECURITIES

Platinum Pearls's common stock is not listed or quoted at the present time, and there is no present public market for Platinum
Pearls's common stock. Platinum Pearls has obtained a market maker who filed a form 211 with the NASD OTC Bulletin
Board(Bulletin Board), but who will not follow up on the filing until Platinum Pearls has closed this offering, and there can be no assurance that the market maker will resubmit Platinum
Pearls's form 211 or that Platinum Pearls's stock will be quoted on the Bulletin Board. There also can be no assurance that the NASD will accept Platinum Pearls's market maker's application on Form 211. Therefore, there can be no assurance that a public market for Platinum Pearls's common stock will ever develop.

                        CAPITALIZATION

The following table sets forth the short-term debt and capitalization of Platinum Pearls as of March 31, 2000. The table should be read in conjunction with the Consolidated Financial
Statements, including the Notes thereto, appearing elsewhere in this Prospectus.


BALANCE SHEET DATA:


12/31/99
                                                          _______

Assets: ............................................     $69,548

                                                          =======


Liabilities _ Curent......... .....................      $ 6,000

                                                          _______

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 25,000,000 shares,
    Issued 1,537,000 shares and 1587,000
    respectively.................................
  1,537
  Paid_In Capital ..................................     138,486

  Retained Deficit .................................     (76,475)

  Deficit Accumulated During the
    Development Stage ..............................     (76,475)
                                                          _______

     Total Stockholders' Equity ....................      69,548
                                                          _______

      Total Liabilities and
       Stockholders' Equity ........................    $ 69,548


                            DILUTION

As of March 31, 2000, Platinum Pearls net tangible book value was $63,548, or $.04 per share of common stock. Net tangible book value is the aggregate amount of Platinum Pearls's tangible assets less its total liabilities. Net tangible book value per share represents Platinum Pearls's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $.50 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses), Platinum Pearls' net tangible book value as of the closing of this offering would increase from $63,548 to $83,048. This represents an immediate increase in the net tangible book value of $.012 per share to current shareholders, and immediate dilution of $.488 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                             $   .50
Net tangible book value per share before
offering.................                         $  0.
Increase per share attributable to new
investors...................                      $  0.
Net tangible book value per share after
offering...................                       $   .008
Dilution per share to new
investors................................         $  0.992
Percentage dilution.............................    99.2%


            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Platinum Pearls's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Platinum Pearls was organized on September 30, 1993, under the name Baja Franchise Systems, Inc. In 1997, it changed its name to Cornerstone Communications Corporation. On May 14, 1998, it changed its name to Platinum Pearls, Inc. Platinum Pearls was inactive and had no operations until its name change to Platinum
Pearls, Inc. and has just recently commenced operations, but has not generated any revenue and is still a development stage corporation, and has been since its inception. Platinum Pearls's is engaged in the business of marketing the Platinum Pearls program, a membership organization, through its Internet web site, tailored to the baby boomer generation. The program is similar to that of A.A.R.P. but focuses on a younger lifestyle and the particular interests of the baby boomer generation, as the generation enters the post-midlife era. Platinum Pearls's web site, www.platinumpearls.com, acquaints the member with all of Platinum Pearls' products and services, which include retreats, workshops, fitness and exercise videos, music and books. No other products or services are contemplated at this time. Platinum Pearls's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.


PLAN OF OPERATIONS-IN GENERAL

Platinum Pearls markets the Platinum Pearls   program, a
membership organization, tailored to the baby boomer generation.
Platinum Pearls has established a web page on the Internet which will acquaint the member with all of Platinum Pearls's services, including retreats, workshops, books, music, and fitness and excercise videos.  Membership is free at the present time.
Platinum Pearls has financed its operations to date through the sale of its securities.  Platinum Pearls has undertaken an
aggressive marketing plan both on the Internet and
conventionally.

During the next twelve months, Platinum Pearls plans to satisfy its cash requirements by additional equity financing. There can be no assurance that Platinum Pearls will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. If Platinum Pearls is not able to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. Platinum
Pearls will need a minimum of $15,000 to satisfy its cash requirements for the next 12 months. Platinum Pearls will not be able to operate if it does not obtain equity financing. Platinum
Pearls depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Platinum Pearls will be successful in raising the capital it requires. Platinum Pearls does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs.
Platinum Pearls does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Platinum Pearls has no current material commitments. Platinum Pearls has generated no revenue since its inception.


Platinum Pearls is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Platinum Pearls will be successful in raising the capital it requires through the sale of its common stock.

                           BUSINESS
Platinum Pearls

Platinum Pearls is a company which offers ways to learn to live a more fulfilling life through workshops, tours, retreats and other quality of life enhancement programs. These programs address the medical and financial aspects of midlife, combined with spiritual, emotional and creative dimensions. Platinum Pearls is engaged in the business of marketing the Platinum Pearls program, a quality of life enhancement program presented as a membership organization, geared to the baby boomer generation.
The membership program is similar to A.A.R.P., but tailored to a younger lifestyle and the particular interests of the baby boomer generation, as the generation enters the post-midlife era. The goal of Platinum Pearls is to provide an information center for the life improvement of its members. Platinum Pearls has established a web page on the Internet which will acquaint the member with all of Platinum Pearls's services. Platinum Pearls also publishes a periodic newsletter, the first issue of which has already been published. Platinum Pearls offers retreats and workshops, fitness and exercise videos, books, and music, through its Internet site, www.PlatinumPearls.com.

Platinum Pearls was

The Platinum Pearls concept is a program for living geared toward a maturing population. The concept is that, as oysters turn irritants into pearls, life can be richly rewarding and fulfilling if approached with the information and techniques necessary to improve health, wealth and lifestyles as the baby boomer generation moves into the second half of life. Each such piece of life-improving information is a Platinum Pearl. The
Trademark Platinum Pearls  has been registered in the United
States Patent and Trademark Office as Registration No. 2,232,091, in the name of Tom E. Hays, and has been exclusively licensed to Platinum Pearls by its owners. The terms of the license provide for a royalty of 6% of gross revenues generated by Platinum
Pearls's operations under the licensed mark, with a minimum annual royalty payment of $20,000.

This Exclusive License Agreement is between Platinum Pearls as
Licensee, and Tom Hays, President of Platinum Pearls, and Susan
Hays, as Licensor and owner of the trade mark  Platinum Pearls .
It provides for a royalty fee of 6% of all gross revenues generated by Platinum Pearls's operations under the trademark, and utilizing lifestyle improvement programs developed and to be developed in conjunction with the trademark, except in the event of a sub-license by Platinum Pearls to a third party of the mark or concepts. In that case, which is subject to written approval by Mr. and Mrs. Hays, and will entitle Mr. and Mrs. Hays to receive 50% of the gross revenue generated by any such sub-licensing venture.

Government approval is not necessary for Platinum Pearls's business, and government regulations have no or only a negligible effect on their respective businesses.

Platinum Pearls has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.

Platinum Pearls's mailing address is P.O. Box 6154, Scottsdale,
Arizona. The telephone number of its principal executive office is 480-991-8342.

FORWARD LOOKING STATEMENTS

This registration statement contains forward_looking statements.
Platinum Pearls's expectation of results and other forward looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE INDUSTRY

The Internet industry is a young industry, but one of the fastest growing industries in the country. Management believes that with the proper marketing campaign, Platinum Pearls's e commerce site can develop into the most popular membership site on the Internet.

THE MARKET

Platinum Pearls will tailor its programs, services and products to the baby boomer generation; that generation comprised of people born in the post-war baby boom between 1946 and 1964. The first group of these baby boomers are now reaching 50 years of age. The number of people reaching that age will continue to increase each year for at least the next ten years, providing a steady stream of new members to attract with innovative programs and membership benefits. There are many other organizations available to this target generation, the largest of which is The
American Association of Retired Persons (AARP). However, Platinum
Pearls believes that the majority of persons reaching age 50 in this generation will not be inclined to join such organizations.

RETREATS, PROGRAMS AND WORKSHOPS

Platinum Pearls conducts self-help programs, featuring noted speakers and authorities. The subjects of the workshops and seminars are physical fitness, creativity enhancement and motivational programs. These programs will consist of one-day, week-end and week-long getaways designed for members to grow mentally, physically and spiritually.

To supplement the programs and generate interest in Company products, Platinum Pearls has established a web site on the Internet, and offers a two minute morning show insert for barter syndication to local television stations. Each show features an interesting and informative way to more fully enjoy living in the next fifty years of life, followed by a stretching or movement piece set to music. Platinum Pearls also offers a video magazine for syndication to cable networks, which consists of a 30 minute program, featuring in-depth interviews of authors and practitioners who will share their ideas for living a more rewarding life.

PUBLICATIONS

Platinum Pearls has published the first issues of the Platinum
Pearls monthly newsletter, featuring the best of the best new ideas and approaches to learning how to enjoy life more fully and luxuriously. The latest innovations in health and fitness, books, games, foods, medications, and travel will be featured in the magazine, which Platinum Pearls believes will eventually be marketed by subscription and newsstand sales.

PRODUCTS

Platinum Pearls offers CD-ROMs containing videos, music, articles and reference materials derived from its publications, television shows, and its collection of articles, books, tapes and interviews. Platinum Pearls develops and markets exercise and fitness videos as well as video clips from Platinum Pearls's workshops and retreats. Platinum Pearls markets music to its members through its programs, workshops and retreats.

PLATINUM PEARLS' INTERNET WEB SITE

Platinum Pearls operates an Internet web site, www.platinumpearls.com, which provides the visitor with free news headlines, daily horoscope, stock quotes, health headlines, news features, travel news, Co-op specials, health, wellness and nutrition, workshop and retreat information. The Internet site currently offers free memberships in Platinum Pearls , in order to gather enough members to offer discounts on travel, rental cars, and hotels.

Through the web site, Platinum Pearls markets self enhancement, health and nutrition and financial books and videos, tours, workshops, audio cassettes, and arts and crafts.

COMPETITION

There are many other organizations available to this target generation, the largest of which is The American Association of Retired Persons (AARP). However, Platinum Pearls believes that the majority of persons reaching age 50 in this generation will not be inclined to join such organizations, as it is identified with a much older membership. Platinum Pearls is of the opinion that the majority of persons now reaching age 50 will be less likely to join AARP than Platinum Pearls's organization, thinking of it as an older organization, one their parents might belong to. Platinum Pearls intends to offer a fresher, more polished approach, specifically targeted to the present and the needs of the baby boomer generation, and to present the best of the best of ideas and approaches to face the challenges of life one faces during the aging process. In this respect, Platinum Pearls will alert its members to the best of the information provided by its competitors as part of Platinum Pearls's all-inclusive approach, thus benefitting from the competitive atmosphere. Platinum Pearls will be competing with other organizations which offer self-help books, television shows and exercise videos. There can be no assurance that other companies with greater financial resources and experience will not identify the same opportunities on which Platinum Pearls has decided to concentrate.

PATENTS

Platinum Pearls holds no patents for its products. The trademark, Platinum Pearls has been registered in the United
States Patent and Trademark Office as Registration No. 2,232,091, in the name of Tom E. Hays, and has been exclusively licensed to Platinum Pearls by its owners. Platinum Pearls owns the domain name www.platinumpearls.com for its web site.


RAW MATERIALS AND PRINCIPAL SUPPLIERS AND VENDOR

There are no raw materials used in Platinum Pearls's services.
Platinum Pearls uses printers for its newsletter, which services are generic in nature and Platinum Pearls is not under contract with any one printer. Platinum Pearls has not yet produced any videos or compact discs, and has no current supplier for these products.

GOVERNMENT REGULATION

Government approval is not necessary for Platinum Pearls's business, and government regulations have no effect or a negligible effect on their respective businesses.

EMPLOYEES

Platinum Pearls presently employs one employee, the President and founder of the Company, Tom E. Hays, who devotes his part time efforts to Platinum Pearls.

MARKETING

Platinum Pearls has developed an Internet web site with full e commerce capabilities, which offers Platinum Pearls's products for sale to the Internet consumer. In addition, Platinum Pearls will promote its web site and its products by conventional advertising and marketing. With the proceeds of this offering, Platinum Pearls plans to hire a sales force and offer multi-level marketing incentives for sales.

To help achieve its sales goals, Platinum Pearls plans to implement an aggressive online marketing campaign. The objective will be to name awareness for Platinum Pearls in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Platinum Pearls's online campaign will target sites that generate high traffic from Internet users who fit Platinum Pearls's customer profile. In order to create this market presence and increase customer awareness, Platinum
Pearls intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. However, Platinum Pearls has not yet developed its Web site, and there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure Platinum Pearls is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. Of course, there can be no assurance that Platinum Pearls can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly.
Platinum Pearls will review its site data to optimize its listing. Once the site data has been perfected, Platinum
Pearls's site will be submitted to the top 75 search engines and promotional sites.

While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Platinum Pearls's
Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in Platinum Pearls's site. Platinum Pearls will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Platinum Pearls's Web site.

Platinum Pearls intends to design a professional banner and place it with various sites on a reciprocal basis, at no charge to Platinum Pearls. Platinum Pearls also plans to purchase online ad banners on highly trafficked Web sites that appeal to Platinum
Pearls's target audience. Platinum Pearls will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

Online communities such as Mailing Lists, Newsgroups, and Online
Service Forums tend to be very successful in driving traffic to sites as Internet surfers use these communities to get advice from their peers. Platinum Pearls will work with a firm to seed messages about its offerings in the various online communities that are visited by its target audience. Companies specializing in Community Discussion Seeding include Word of Net Promotions,
Webpromote and Agency.

Targeted e-mail announcements with information about Platinum
Pearls's products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories. These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%. These efforts will results in Company Web site visits by these individuals because they have an interest in Platinum Pearls's products and services and can click-through
Hyperlinks created in Platinum Pearls's e-mail announcement.
Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

Platinum Pearls expects to maintain a clean corporate image by practicing etiquette when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true spamming from unwelcome sources, Platinum
Pearls plans to only send targeted e mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e mail lists.

Platinum Pearls intends to announce its products and services on the Web in press releases. Favorable articles or editorial pieces about Platinum Pearls's Web site can generate tremendous visibility and opportunity to sell its products and services.
Platinum Pearls will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

LEGAL PROCEEDINGS

Platinum Pearls is not subject to any pending litigation, legal proceedings or claims.

                         MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Platinum Pearls serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Platinum Pearls are as follows:

   Name             Age              Position
------------        ---              --------
Tom E. Hays         59    Director, President, Treasurer

Susan R. Hays       49    Director, Vice President/Secretary

J.T. Stewart        42    Event Coordinator

Deanna Larson       39    Promotion and Publications Coordinator

Kissy Woosley       31    Marketing Coordinator

Tom E. Hays.  Mr. Hays is the President and Director of Platinum
Pearls, sionce its inception. For the past five years, he has been employed as the officer and director of development stage companies. He is the Secretary/Treasurer and Director of Baja
International Foods, Inc., a development stage fast foo franchise, and the President/Director of Inertia, Inc., a designed of Internet web sites, including Platinum Pearls' web site. He is also the owner of an interest in the Platinum
Pearls trademarks and copyrights. Mr. Hays conceived the various program elements which comprise the Platinum Pearls concept.

Mr. Hays is an accomplished photographer, artist, and a published songwriter, music producer, cinematographer, graphic designer and video producer. In 1987, Mr. Hays took over leadership of an Oklahoma company engaged in the quick oil change business, turned
Platinum Pearls into a profitable position, and took it public.
Platinum Pearls operated 38 quick oil change auto service centers in Oklahoma, Texas and Arizona. Fourteen of those centers in Texas were sold to Jiffy Lube, nine in Oklahoma were sold to Avis
Lube, and fifteen in Arizona were sold to SpeeDee Oil Change, all at a profit. In 1980, Mr. Hays was engaged in the oil and gas business, buying and brokering oil and gas mineral leases and generating drilling prospects which he sold to oil and gas drilling companies. He founded Edgewater Energy Corporation and sponsored and was the general partner of five successful oil and gas drilling limited partnerships which participated in the drilling and discovery of over fifty oil and gas wells, many of which are still producing. In 1978, he founded facts: Marketing and Economics Research Corporation and developed a radio research product, the Radio Audience Profile which grew to service 105 radio markets across the United States. In 1971, he purchased
United Concepts, Inc., an advertising agency, and managed both retail and industrial advertising accounts for a variety of clients. He established an in-house audio studio, a photo studio and a film processing facility, and produced and directed many award winning educational and commercial audio, video and print programs. Mr. Hays created a daily radio program named The Oil and Gas Report and syndicated it to 17 radio markets in the Southwest. In the mid-1960's he began producing music and successfully organized and promoted concerts and several charted pop singles. In 1960, he founded Midwest Optical, Inc., and opened a retail optical dispensary in Midwest City, Oklahoma, which expanded to three stores before selling to a larger chain of stores. Mr. Hays attended Phillips University in Enid,
Oklahoma.


Susan R. Hays. Mrs. Hays is the current Vice President/ Secretary and Director of Platinum Pearls, as well as an owner of the Platinum Pearls concept and trademark. She is also the President and Director of Baja International Foods, Inc. and the
Secretary/Director of Inertia, Inc. She has been the owner/operator of Brushstrokes Designs since 1981, and, to date, has been self-employed by Brushtrokes, which engages in the business of the design and marketing of hand painted needlepoint canvases which are sold through hundreds of stores throughout the United States and Canada. Her designs are also found on greeting cards, pottery and other objects. From 1973 through 1981, she managed the offices of Fritzler, Knoblock and Wadley, an architectural firm. She has served on the Boards of Directors for Baja International Foods, Channel One and Balloonies. Mrs. Hays attended Oklahoma State University.

J.T. Stewart. Mr. Stewart is an Event Coordinator of Platinum
Pearls. He is the founder of J.T. Stewart Enterprises, and is nationally recognized as a personal development trainer. He has been self employed for the past five years as a personal trainer, conducting personal training seminars and programs. Mr. Stewart presents up to one hundred seminars, speeches and training programs every year, and has trained for corporations such as J.C. Penney Life Insurance, Huffy Bicycles and Hawthron
Corporation. Mr. Stewart founded and managed Stewart/Holaday
Speakers Bureau. He also founded and directed J. Thomas
Communications, a marketing and public relations firm. J. Thomas
Communications has obtained media exposure for clients in USA
Today, The Wall Street Journal and Newsweek. He has also obtained electronic media exposure for clients on Good Morning America, CNN, CNBC and National Public Radio. Mr. Stewart attended the
Theater Arts Program at Wright State University in Dayton, Ohio.

Deanna Larson. Ms. Larson is the Publications Coordinator for
Platinum Pearls. She began her career with Booklist Magazine
(American Library Association) in Chicago as Reviewer and
Editorial Assistant to the Editor, writing reviews on fiction and non-fiction books, and representing the magazine to national publishers and publicists, freelance reviewers and subscribers.
She served as Assistant to Publicity Director of Transworld
Publishers, a unit of Bantam Doubleday Dell, where she became a Press Officer, developing media contacts and arranging national broadcast/print reviews, in addition to writing a wide range of sales and marketing material and point of sale including print advertisements, press kits, sales presentations, brochures, posters, floor displays and backdrops. She served as Copywriter/Project Manager for Riverside Publishing, a Houghton
Mifflin Company, (an Educational Publisher) in Chicago, writing sales and marketing material, including brochures, press releases, direct mail and multimedia presentations. She has served as Proofreader/Listings Compiler for an alternative newspaper, Fiction Reviewer for Booklist Magazine, Video Editor for Chicago Access Cable Television, and Production Assistant for various commercial production companies. For the past five years, she has been self-employed as a publications consultant. Ms.
Larson holds a B.A., cum laude, in Communications, from Mundelein
College, and a Master of Arts from Birkbeck College, University of London.


Kissy Woosley. Ms. Woosley is the current Marketing Coordinator for Platinum Pearls. Ms. Woosley is a principal of and has been employed by Kissy and Tracey's Music in Motion for the past five years, where she personally developed a music program for children, ages two through four, which is presented in nursery schools and concerts. Previously, she was the co-founder and co-president of Merry Bobbins, Inc., a design company specializing in children's bed and bath accessories. Ms. Woosley is also a professional singer and bandleader. She has scheduled shows, rehearsals and tours as well as developed marketing strategies and promotional campaigns. Previously, she served as Account
Manager for Clinique Services, Inc., handling the Washington,
D.C. area Bloomingdales stores, and was responsible for hiring, training and scheduling of personnel, planning and implementing of visual displays, and creation of promotional campaigns. She has also served as Office manger of a professional recording studio, scheduling recording sessions, promoting and marketing of studio time and general management of studio operations. Ms.
Woosley holds a B.A., cum laude, from Georgetown University.


EXECUTIVE COMPENSATION


The following table sets forth the cash and non-cash compensation paid by Platinum Pearls to its Chief Executive Officer and all other executive officers for services rendered up to the period ended March 31, 2000. No salaries are being paid at the present time, until such time as there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

 Annual Compensation
 ___________________
 Name and Position      Salary   Bonus   Annual Deferred Salary

 Tom Hays, President      -0-     -0-          -0-

EMPLOYMENT AGREEMENTS

Platinum Pearls has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Platinum Pearls's board of directors.

                      PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding
beneficial ownership of Platinum Pearls's Common Stock as of
February 29, 2000, by (i) each person known by Platinum Pearls to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Platinum Pearls, (iii)
each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.
           Shares            Percent    Percent
           Beneficially      Before     After
           Owned             Offering   Offering


Name and Address        Number of Shares    Percentage Owned
________________        ________________    ________________

Tom E. Hays(1)(2)          1,495,150            97.91%

7316 E. Tuckey Lane
Scottsdale, AZ 85250

Susan R. Hays(2)           1,495,150             97.91%

7316 E. Tuckey Lane
Scottsdale, AZ 85250

J.T. Stewart                   1,000              .065%
 P.O. Box 34032
Dayton, OH 45434

Deanna Larson                  1,000              .065%

1801 Holly Street
Nashville, TN 37206

Kissy Woosley                  1,000              .065%

2717 Sharondale Court
Nashville, TN 37215

Directors & Officers       1,498,150             98.11%
As A Group
____________________

(1) Includes 500,000 shares issued to Edgewater Energy
Corporation, whose equity is principally owned by Mr. Hays.

(2) Tom E. Hays and Susan R. Hays jointly own 500,000 common shares.

(3) Tom E. Hays and Susan R. Hays are husband and wife.

CERTAIN TRANSACTIONS


Tom Hays, President and Chairman of the Board of Directors, and
Susan R. Hays, Secretary and Director, are the sole founders, promoters, and organizers of Platinum Pearls. Platinum Pearls rents its offices from Mr. Hays on a month to month basis on an arms length basis for an insignificant amount of monthly rental.


On or about October 1, 1993, 500,000 shares of common stock of Platinum Pearls were issued to Edgewater Energy Corporation, a company owned by Tom and Susan Hays, in exchange for incorporation and organization costs, in reliance upon Section
4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

On or about January 28, 1998, 500,000 shares of common stock of Platinum Pearls were issued to Tom and Susan Hays, and 500,000 shares were issued to Tom Hays for cash proceeds of $135,000, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1998 through December 31, 1998, 8,000 shares of
Company common stock were issued in exchange for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through March 31, 1999, 4,000 shares of common stock were issued for repayment of debt owed to Company creditors, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.
From January 1, 1999 through March 31, 1999, 15,000 shares of
Company common stock were issued in exchange for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

The Trademark  Platinum Pearls  has been registered in the United
States Patent and Trademark Office as Registration No. 2,232,091, in the name of Tom E. Hays, and has been exclusively licensed to Platinum Pearls by its owners. The terms of the license provide for a royalty of 6% of gross revenues generated by Platinum
Pearls's operations under the licensed mark, with a minimum annual royalty payment of $20,000.

This Exclusive License Agreement is between Platinum Pearls as
Licensee, and Tom Hays, President of Platinum Pearls, and Susan
Hays, as Licensor and owner of the trade mark   Platinum Pearls .
It provides for a royalty fee of 6% of all gross revenues
generated by Platinum Pearls's operations under the trademark, and utilizing lifestyle improvement programs developed and to be developed in conjunction with the trademark, except in the event of a sub-license by Platinum Pearls to a third party of the mark or concepts.  In that case, which is subject to written approval by Mr. and Mrs. Hays, and will entitle Mr. and Mrs. Hays to
receive 50% of the gross revenue generated by any such sub-
licensing venture.

There have been no other transactions since the beginning of fiscal year 1998, or any currently proposed transactions, or series of similar transactions, to which Platinum Pearls was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of Platinum Pearls's stock have or will have any direct or indirect material interest. Platinum Pearls does not currently have any policy toward entering into any future transactions with related parties.


                   DESCRIPTION OF SECURITIES

The authorized capital stock of Platinum Pearls consists of 25,000,000 shares of Common Stock, $.001 par value per share.
Upon consummation of this Offering, there will be outstanding
1,577,000 shares of Common Stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Platinum Pearls's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Platinum
Pearls's common stock is a penny stock, as the term is defined by Rule 3a51_1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker_dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.
In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Platinum Pearls's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common
Stock is American Registrar & Transfer Co., 342 E. 900 South,
P.O. Box 1798, Salt Lake City, Utah 84110.


                 SHARES ELIGIBLE FOR FUTURE SALE


Upon completion of this Offering, Platinum Pearls will have 1,587,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Platinum
Pearls), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Platinum Pearls, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Platinum Pearls without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Platinum
Pearls's shares of common stock. However, Platinum Pearls's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's pink sheets, which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                          UNDERWRITING


 This offering is self underwritten by Platinum Pearls through its officers and directors on a best efforts basis. Therefore, there is no underwriter or broker compensation involved, and Platinum Pearls is acting as its own underwriter.


                          LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Kenneth G. Eade, Santa Barbara,
California.

                             EXPERTS

The Financial Statements and schedules of Platinum Pearls as of March 31, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for Platinum Pearls, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

Platinum Pearls has filed with the Securities and Exchange
Commission (SEC) a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW,
Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Platinum Pearls will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



PLATINUM PEARLS, INC.

Independent Auditor's Report
 .............................................   F-1

Balance Sheets
 February 29, 2000 ..........................   F-2

Statements of Operations
 For the Years Ended Dec. 31, 1998 and
1999.........................................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended Dec. 31, 1998 and
1999.........................................   F-4

Statements of Cash Flows
 For the Years Ended Dec. 31, 1998 and
1999.........................................   F-5
Notes to Consolidated Financial Statements
 .............................................   F-6




REPORT OF INDEPENDENT AUDITOR
Platinum Pearls, Inc.
Board of Directors and Shareholders

We have audited the accompanying balance sheets of Platinum
Pearls, Inc. (A Development Stage Company) as of December 31,
1999 and 1998, and the related statements of operations, cash flows, and changes in stockholders' equity for the period
September 30, 1993(inception), through December 31, 1999, and the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Pearls, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the period
September 30, 1993(inception) through December 31, 1999 and the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 4 to the financial statements, the Company is in the development stage, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rogelio G. Castro

Oxnard, California
August 14, 2000



PLATINUM PEARLS, INC.
(A Development Stage Enterprise)
Balance Sheet
December 31, 1999 and 1998


                                                               1999         1998
                                                               ----         ----
ASSETS
Current Assets:
  Cash                                                        $  2        $  109
  Prepaid expenses                                               -        20,000
    Total Current Assets                                         2        20,109

Fixed Assets:
  Machinery and equipment                                   22,695        22,695
  Furnitures and equipment                                  (6,484)       (3,242)
    Total Fixed Assets                                      16,211        19,453


Other Assets:
  License rights                                            59,000        59,000
  Less accumulated amortization                            (11,800)       (5,900)
    Total Other Assets                                      47,200        53,100

TOTAL ASSETS                                               $63,413       $92,662

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Advances from officer                                        3,991

    Total Current Liabilities                               $3,991       $   -

Stockholders' Equity:
  Common stock , par value of
 $.001 per share: Authorized
  25 million shares; issued and outstanding                  1,537         1,518
     1,537,000 and 1,518,000 respectively

  Capital in excess of par value of stock                  138,486       134,490

  Deficit accumulated during the development stage         (80,601)      (43,346)
      Total Stockholders' Equity                            59,422        92,662

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $63,413       $92,662



















PLATINUM PEARLS, INC.
(A Development Stage Company)
Statement of Operations
For the years ended December 31, 1999 and 1998, and For the period September 30, 1993 (inception) through December 31, 1999

                                                                  Cumulative
                                       December     December      During
                                         31,           31,        Development
                                        1999          1998        Stage
INCOME
  Sales                                 $ -0-     $    -0-       $   -0-
    Total Income                          -0-          -0-           -0-

EXPENSES
  Royalty fees                        20,000       20,000        40,000
  Legal and professional               5,750        5,350        11,100
  Depreciation and amortization        9,142        9,142        18,284
  Administrative                       2,363        8,854        11,217
      Total expenses                  37,255       43,346        80,601

NET LOSS                          $  (37,255)    $(43,346)   $  (80,601)

Basic loss per common shares            $  (0.03)      (0.03)

Weighted average shares
 outstanding                       1,432,521    1,518,000




PLATINUM PEARLS, INC.
(A Development Stage Enterprise)
Statement of Stockholders' Equity
For the period September 30, 1993 (inception) through December 31, 1999


                                                                                   Deficit
                                                                                   Accumulated
                                             Number   Common         Additional    During
                                             of       Stock          Paid-In       Development
                                             Shares   at Par Value   Capital       Stage         Total
                                             ------   ------------   ----------    -----------   -----

Balance from September 27, 1993
 (inception) through December 31, 1997      500,000      500            0              0          500

Net loss - December 31, 1998                                                      $(43,346)  $(43,346)

Stocks issued for cash January 1, 1998
 through December 31, 1998                  510,000    $ 510     $134,490                     135,000

Stocks issued for services January 1, 1998
 through December 31, 1998                    8,000        8                                        8

Stocks issued for exclusive license rights
  January 1, 1998 through
  December 31, 1998                         500,000      500                                      500

Balance at December 31, 1998              1,518,000  $ 1,518   $  134,490      $  (43,346)  $  92,662

Net loss - December 31, 1999                                                      (37,255)    (37,255)



Stocks issued for repayment of debt
 January 1, 1999 through
 December 31, 1999                          4,000          4        3,996                       4,000

Stocks issued for services January 1, 1999
 through December 31, 1999                 15,000         15                                       15

Balance at December 31, 1999            1,537,000     $1,537      $138,486       $(80,601)    $59,422























PLATINUM PEARLS, INC.
(A Development Stage Company)
Statement of Cash Flows
For the years ended December 31, 1999
and 1998, and For the period September 30, 1993
(inception) through December 31, 1999


                                                                                        Cumulative
                                                          December       December       During
                                                             31,           31,          Development
                                                            1999          1998          Stage
                                                           --------     --------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $(37,255)       $(43,346)       $(80,601)
  Adjustments to reconcile net loss to
      net cash provided by operating activities:
      Stocks issued for services                               15               8              23
      Depreciation & amortization                           9,142           9,142          18,284
      Prepaid expenses 20,000  (20,000)                    -

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES           (8,098)        (54,196)        (62,294)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of fixed assets -                           (22,695)        (22,695)
  Exclusive license rights                                (58,500)        (58,500)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES          (81,195)        (81,195)

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from officer                                     3,991           3,991
  Issuance of common stocks                                 4,000         135,000         139,500
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES            7,991        135,000          143,491

INCREASE IN CASH                                            (107)           (391)              2

BEGINNING CASH                                               109             500               -

ENDING CASH                                                  $ 2            $109            $  2

NON CASH DISCLOSURE
  500,000  shares issued for exclusive license rights       $500            $500
  27,000 shares issued for services                         $ 15            $  8            $ 23






















[CAPTION]
PLATINUM PEARLS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 1999


NOTE 1.     Description of the Business and Summary of
  Significant Accounting Policies

Description of the Business

The Platinum Pearls, Inc. (the Company) was incorporated under the laws of the state Nevada on September 30, 1993 as Baja
Franchise Systems, Inc.   In February 28, 1998, the name was
changed to Platinum Pearls, Inc.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Nevada including, without limitation, to engage directly or through a subsidiary or subsidiaries in the business of marketing the Platinum Pearls program,a quality life enhancement program.

The Company has been in the development stage since its formation on September 30,1993. The Company has not earned significant revenue from planned principal operations. Accordingly, the Company's activities have been accounted for as those of a Development Stage Enterprise as set forth in Financial Accounting Standards Board Statement No. 7 (SFAS 7). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

NOTE  2.  SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual method of accounting.

Revenues and directly related expenses are recognized in the period when the goods are shipped to the customers.

The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method.

Depreciation; The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related assets or the estimated lives of the assets. Depreciation is computed on the straight-line method for reporting purposes and for tax purposes.

Estimates; The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates


NOTE 3.  EXCLUSIVE LICENSE AGREEMENT

On January 29, 1998, the Company entered into an exclusive license agreement with certain officers and are also stockholders of Platinum Pearls, Inc. The Company paid $58,500 and issued 500,000 shares of common stocks at par value for such licenses. The Company will also pay on an annual basis a minimum royalty fee of $20,000 as set forth by the terms of the agreement. The license agreement is being amortized using straight-line method over its remaining useful life of 10 years.


NOTE 4.   GOING CONCERN

The Company is a development stage company, and as such is dependent upon its ability to raise capital through private and public funding. As of December 31, 1999, the Company has an accumulated deficit of $80,601. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, and the success of its future operations.


NOTE 5.   PROPERTY AND EQUIPMENT

The Company capitalizes the purchased and fixtures for major purchases in excess of $300 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

The following is a summary of property and equipment at cost, less accumulated depreciation:

                                     1999            1998
                                     ----            ----

   Furniture and equipment           $22,695        $22,695

Less accumulated depreciation      (  6,484)       (  3,242)

                             Total  $16,211         $19,453
                                     =======         ======

NOTE  6.   INCOME TAXES

The Company has adopted the provisions of SFAS No. 109 Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue
Codes are met.  These losses are as follows;

Year of Loss                  Amount
Expiration Date


1999                         $ 37,255                       2014

1998                          $43,346                       2013


NOTE 7 - RELATED PARTY TRANSACTIONS:

Officers of the Company advanced cash to the Company for operations. Certain of these transactions resulted in notes being issued that are still outstanding at December 31, 1999.


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PLATINUM PEARLS OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                       ------------------------

                        TABLE OF CONTENTS

                                                       PAGE
                                                    ---------

Available Information...........................       1
Prospectus Summary..............................       1
Risk Factors....................................       3
Use of Proceeds.................................       5
Dividend Policy.................................       5
Price Range of Securities.......................       6
Capitalization..................................
Dilution........................................       6
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................       8
Business........................................       8
Management......................................      12
Certain Transactions............................      13
Principal Stockholders..........................      13
Description of Securities.......................      14
Shares Eligible for Future Sale.................      15
Underwriting....................................      15
Legal Matters...................................      15
Experts.........................................      16
Index to Financial Statements...................      16










                        PLATINUM PEARLS, INC.

                    50,000 SHARES OF COMMON STOCK

                            -------------

                            PROSPECTUS

                           -------------

                          APRIL 7, 2000

-----------------------------------------------------------------
-----------------------------------------------------------------

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes 78,751 provides for the indemnification of Platinum Pearls's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and expenses includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Platinum Pearls's Articles of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. Platinum
Pearls's By_laws also contain a provision for the indemnification of Platinum Pearls's directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration
Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:



SEC registration fee................................. $    6.60
Printing and engraving expenses...................... $  500
Accounting fees and expenses......................... $1,000
Legal fees and expenses (other than Blue Sky)........ $3,500
Blue sky fees and expenses (including legal and
filing fee........................................... $1,000
Miscellaneous........................................ $1,000

    Total.........................................    $7,006.60

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Platinum Pearls within the past three years and were not registered under the Securities
Act.

On or about October 1, 1993, 500,000 shares of common stock of Platinum Pearls were issued to Edgewater Energy Corporation, a company owned by Tom and Susan Hays, in exchange for incorporation and organization costs, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.
                                 On or about January 28, 1998,
500,000 shares of common stock of Platinum Pearls were issued to Tom and Susan Hays, and 510,000 shares were issued to Tom Hays for cash proceeds of $135,000, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1998 through December 31, 1998, 8,000 shares of Company common stock were issued in exchange for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through March 31, 1999, 4,000 shares of common stock were issued for repayment of debt owed to Company creditors, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through March 31, 1999, 15,000 shares of Company common stock were issued in exchange for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

There have been no other transactions since the beginning of fiscal year 1998, or any currently proposed transactions, or series of similar transactions, to which Platinum Pearls was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of Platinum Pearls's stock have or will have any direct or indirect material interest. Platinum Pearls does not currently have any policy toward entering into any future transactions with related parties.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration Statement:

  EXHIBIT
  NUMBER              DESCRIPTION
-----------           -------------------------------------
       3.1             Articles of Incorporation
       3.2             Amendment to Articles of Incorporation
       3.4             By-Laws
       4.1             Form of Common Stock Certificate
       5.1             Opinion of Kenneth G. Eade, Attorney at
                    Law (including  consent)
       6.1             Specimen of Stock Certificate
       10a             Exclusive License Agreement
       10b             Service Mark Registration
      23.1             Consent of Independent Accountant
      23.2             Consent of Kenneth G. Eade(filed as part
                       of Exhibit 5.1)

                      -------------------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of Platinum Pearls pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Platinum Pearls has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Platinum Pearls of expenses incurred or paid by a director, officer or a controlling person of Platinum Pearls in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Platinum Pearls under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              II-6

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Scottsdale, Arizona, on August 16, 2000.

                          SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     Platinum Pearls, Inc.

                 Tom Hays
 By______________________________________________
        TOM HAYS, President and Director
        Date: August 16, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                 Tom Hays
 _______________________________________
        TOM HAYS, President/Director
        Date: August 16, 2000

                Susan Hays
_______________________________________
     SUSAN HAYS, Secretary/Director





[CAPTION]
EXHIBIT 3(a)
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
ARTICLES OF INCORPORATION
SEPTEMBER 30, 1993

12040-93
DEAN HELLER
SECRETARY OF STATE
ARTICLES OF INCORPORATION OF BAJA FRANCHISE SYSTEMS, INC.

The undersigned, to form a Nevada corporation, CERTIFIES THAT:
            I.  NAME:  The name of the corporation is:

                   BAJA FRANCHISE SYSTEMS, INC.

            II. PRINCIPAL OFFICE: The name and address of the registered agent of this corporation within the State of Nevada is Corporate Services Center, Inc., 1280 Terminal Way, #3, Reno, Nevada 89502; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

            III.  PURPOSE:  The purpose for which this
corporation is formed is:   To engage in any lawful activity.

            IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY FIVE THOUSAND DOLLARS ($25,000.00), consisting of Twenty Five Million (25,000,000) shares of common stock with a par value of $.001 per share.

            V. INCORPORATOR: The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                        NAME           POST OFFICE ADDRESS
                     Tom E. Hays       4615 E. Palomino Road
                                       Phoenix, Arizona 85018

            VI.  DIRECTORS:  The governing board of this
corporation shall be known as directors, and the first board shall consist of one director.

            So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.
            Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this corporation.

            The name and post office address of the director constituting the first Board of Directors is as follows:

                        NAME            POST OFFICE ADDRESS
                     Tom E. Hays        4615 E. Palomino Road
                                        Phoenix, Arizona 85018

            VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

            VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

            IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

            X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

            THE UNDERSIGNED, being the incorporator hereinbefore named for the purposed of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set his hand this _27____ day of September, 1993.


                   Tom E. Hays
              ---------------------
                   Tom E. Hays

STATE OF ARIZONA        )
                        )  ss.
COUNTY OF MARICOPA      )

On this _27_ day of __Sept.________, 1993, before me, a Notary
Public, personally appeared Tom E. Hays who acknowledged he executed the above instrument.

Vianne E. O'Neil
_________________________________
Notary Public

[SEAL OF NOTARY PUBLIC]

[CAPTION]
EXHIBIT 3(a)1
12040-93
DEAN HELLER
SECRETARY OF STATE
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
ARTICLES OF INCORPORATION
FEB 09, 1998
NO. C12040-93
DEAN HELLER
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF BAJA
FRANCHISE SYSTEMS, INC.

We, the undersigned President and Secretary of Baja Franchise
Systems, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on January 20, 1998, adopted resolutions to amend the original Articles of Incorporation as follows:

Article I is hereby amended to change the name of the corporation from Baja Franchise Systems, Inc. to Cornerstone Communications
Corporation and to read in full as follows:

The name of the corporation is: Cornerstone Communications
Corporation.

Article XI is hereby added to limit the liability of officers and directors and to read in full as follows:

A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.

            The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,000,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                            TOM HAYS
                                   ____________________________
                                   Tom Hays, President


                                           SUSAN HAYS
                                   ____________________________
                                   Susan Hays, Secretary

STATE OF TENNESSEE

COUNTY OF DAVIDSON

On January 26, 1998, personally appeared before me, a Notary
Public, Tom Hays, who acknowledged that he executed the above document.

      KENNY L. YOUNG
________________________
      Notary Public

On January 26, 1998, personally appeared before me, a Notary
Public, Susan Hays, who acknowledged that he executed the above document.

     KENNY L. YOUNG

     ________________________
     Notary Public

[CAPTION]
EXHIBIT 3(a)2
SECRETARY OF STATE
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
ARTICLES OF INCORPORATION
MAY 14, 1998
NO. C12040-93
DEAN HELLER
SECRETARY OF STATE

We, the undersigned President and Secretary of Cornerstone
Communications Corporation do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on February 27, 1998, adopted resolutions to amend the original Articles of Incorporation as follows:

Article I is hereby amended to change the name of the corporation from Cornerstone Communications Corporation to Platinum Pearls,
Inc. and to read in full as follows:

The name of the corporation is: Platinum Pearls, Inc.

Article XI is hereby added to limit the liability of officers and directors and to read in full as follows:

A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.

            The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,000,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                  TOM HAYS
                                   ____________________________
                                   Tom Hays, President


                                                  SUSAN HAYS
                                   ____________________________
                                   Susan Hays, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

On May 8th, 1998, personally appeared before me, a Notary Public,
Tom Hays, who acknowledged that he executed the above document.

   LAURIE J. KLUCZNIK

     ________________________
Notary Public

On May 8th, 1998, personally appeared before me, a Notary Public,
Susan Hays, who acknowledged that he executed the above document.

   LAURIE J. KLUCZNIK

     ________________________
Notary Public

[CAPTION]
EXHIBIT 3(b)
BY_LAWS OF PLATINUM PEARLS, INC.

ARTICLE I - OFFICES

                        The principal office of the corporation
in the State of Nevada shall be located at 1280 Terminal Way, #3, in the city of Reno, County of Washoe. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.


ARTICLE II - STOCKHOLDERS


1.            ANNUAL MEETING.

The annual meeting of the stockholders shall be held in the month of July in each year, beginning with the year 1994, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.            SPECIAL MEETINGS.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.            PLACE OF MEETING.

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.            NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.            CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.            VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.            QUORUM.

At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.            PROXIES.

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.            VOTING.

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.            ORDER OF BUSINESS.

The order of business at all meetings of the stockholders, shall be as follows:

                        1.            Roll Call.

                        2.            Proof of notice of meeting
or waiver of                                        notice.

                        3.            Reading of minutes of
preceding meeting.

                        4.            Reports of Officers.

                        5.            Reports of Committees.

                        6.            Election of Directors.

                        7.            Unfinished Business.

                        8.            New Business.

11.            INFORMAL ACTION BY STOCKHOLDERS.

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.




ARTICLE III - BOARD OF DIRECTORS


1.            GENERAL POWERS.

The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.            NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.            REGULAR MEETINGS.

A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.            SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.            NOTICE.

Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.            QUORUM.

At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.            MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.             NEWLY  CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.            REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.            RESIGNATION.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.            COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.            PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.            EXECUTIVE AND OTHER COMMITTEES.

The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.


ARTICLE IV - OFFICERS


1.            NUMBER.

The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.            ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


3.            REMOVAL.

Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.            VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.            PRESIDENT.

The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.            VICE-PRESIDENT.

In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.            SECRETARY.

The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.            TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.            SALARIES.

The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.            CONTRACTS.

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.            LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.            CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.




4.            DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.



ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER


1.            CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.


2.            TRANSFERS OF SHARES.

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.


ARTICLE VII - FISCAL YEAR


The fiscal year of the corporation shall be fixed by resolution of the board of directors.


ARTICLE VIII - DIVIDENDS


The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX - SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, Corporate Seal.


ARTICLE X - WAIVER OF NOTICE

                        Unless otherwise provided by law,
whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS


These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.






Dated: Sept. 30, 1993


                      TOM E. HAYS
-------------------------
                     Incorporator


[CAPTION]
Exhibit 4.1
SPECIMEN OF COMMON STOCK CERTIFICATE
Platinum Pearls, Inc.

[________]NUMBER
SHARES[________]
                      INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA
                25,000,000 SHARES COMMON STOCK AUTHORIZED, $.001
PAR VALUE


  COMMON STOCK                                     CUSIP 72765L
10 7

                             SEE REVERSE FOR CERTAIN

                             DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF            SHARES OF FULLY PAID AND NON-
ASSESSABLE SHARES OF COMMON STOCK OF PLATINUM PEARLS, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF NEVADA, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF PLATINUM PEARLS, INC.]

   TOM E. HAYS                                          SUSAN
HAYS
------------------------                            -------------
--------
    President
Secretary

                                    COUNTERSIGNED
                                    AMERICAN REGISTRAR & TRANSFER
CO.
                                    342 E. 900 South
                                    P.O. Box 1798
                                    Salt Lake City, Utah 84110

                                               By: ^^Illegible
Signature^^


               The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common           UNIF GIFT MIN ACT -
____Custodian____
TEN ENT  - as tenants by the entireties
(Cust)      (Minor)
JT TEN   - as joint tenants with right            under Uniform
Gifts to Minors
           of survivorship and not as             Act
________________________
               tenants in common
 (State)

             Additional abbreviation may also be used though not in above list.

             FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------

- --------------------------------------

_________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:  --------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
EXHIBIT 5.1     OPINION OF COUNSEL AND CONSENT

April 5, 2000


Board of Directors
Platinum Pearls, Inc.
5514 North 71st Street
Scottsdale, AZ 85253

Re: Platinum Pearls, Inc. Registration of 50,000 shares on Form
SB-2

Gentlemen:

The undersigned is counsel for Platinum Pearls, Inc. I have been requested to render an opinion on the tradeability of the 50,000 shares of Platinum Pearls proposed to be sold pursuant the Platinum Pearls's Registration Statement on Form SB-2, pursuant to Nevada law. In rendering this opinion, I have reviewed Platinum Pearls's Registration on Form SB-2, Platinum Pearls's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in Platinum Pearls documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

            1. Platinum Pearls is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

            2. That the shares of common stock to be issued by Platinum Pearls have been reserved and, when issued, will be duly and properly approved by Platinum Pearls's Board of Directors.

            3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

            4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the Act), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Platinum Pearls's
Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

       Kenneth G. Eade
       ------------------
       KENNETH G. EADE

[CAPTION]
EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANT
I consent to the incorporation by reference in the Registration Statement on From SB-2 my report dated June 14, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended, and to all references to me in the registration statement.


     ROGER G. CASTRO
--------------------------
Roger G. Castro
Certified Public Accountant

Oxnard, California
June 14, 2000

[CAPTION]

SUBSCRIPTION AGREEMENT
PLATINUM PEARLS, INC.
5514 North 71st Street
Scottsdale, AZ 85253


Gentlemen:

            The undersigned has read and understands the matters set forth in your prospectus dated April 7, 2000. The undersigned represents as set forth below and subscribes to purchase ________Shares at $.50 per Share, for $_______________,
subject to your acceptance of this subscription.   There is no
minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia            _____            Other State
_____________
A State foreign to U.S.A.            _____

            Dated:______________.

If not an individual:
              _________________________

                 Signature

_________________________
_________________________
Name of Corporation, Trust,
or Partnership
_________________________

State where incorporated,
P.O. Box or Street Address
organized, or domiciled

_________________________
_________________________
Print Signer's Capacity
City, State and Zip Code

_________________________
Tax ID Number
      _________________________

Telefax and Phone Numbers

_________________________

Social Security #

[CAPTION]
EXHIBIT 10a
EXCLUSIVE LICENSE AGREEMENT

            This Exclusive License Agreement (hereafter
Agreement) entered into this 29 day of January, 1998, between Tom and Susan Hays (hereafter licensor) and Cornerstone
Communications Corp. (Hereafter Licensee.)

            Whereas Licensor has filed, under serial #75/427026, for trade mark rights on the name Platinum Pearls, and has developed and will develop a range of lifestyle enhancement programs to be incorporate within the Platinum Pearls trade mark, and

            Whereas Cornerstone Communications Corporation is desirous of obtaining exclusive rights to the use of said mark and programs developed and to be developed thereunder,

            Now, therefore, the parties agree as follows:

            1. Licensor licenses to Licensee (a) the exclusive right to use of the trade mark name, Platinum Pearls and (b) the exclusive right to use the lifestyle enhancement programs and concepts developed to date by Licensor, which are to be marketed under the mark assigned above, and (c) all other related programs and concepts to be developed by Licensor, which are also to be marketed under the assigned mark.

            2. In consideration for said License, Licensee agrees to pay Licensor a royalty determined as follows:

            a. 6% of gross revenues generated by Licensees's operations under the licensed mark, except,
            b. In the event of a sub-license by Licensee to a third party of either the mark or programs or concepts developed therefor, which arrangement is subject to written approval by Licensor (and approval may not be unreasonably withheld), then Licensor shall be entitled to 50% of gross revenue generated by any such sub-licensing agreement entered into by Licensee. Said sub-licensing agreement may not be for less than the 6% referenced in (a) above. Any such sub-licensing payment shall be made to Licensor within 30 days of receipt by Licensee, and Licensor shall have the right to reasonably inspect and audit Licensee's books and records to confirm the accuracy of such payments.

            3. Additional Compensation. Licensee additionally hereby agrees to reimburse Licensor for $58,500 in expenses incurred by Licensor in development of the mark and related programs and materials, and to issue to Licensor 500,000 shares of the first preferred shares of the Licensee.

            4. Minimum Annual Royalty Payment. This Agreement shall remain in effect for the term set forth herein on condition that the royalty payment, on an annual basis, shall not be less than $20,000. Licensor acknowledges receipt of $40,000, which the parties agree is a non-refundable advance of two years of the minimum royalty payment due, subject only to additional payments to Licensor arising out of additional amounts which may be calculated to be due, pursuant to paragraph 2 above.

            5. Term of the Agreement. The terms of this Agreement shall be ten years, subject only to each party's performance of their obligation set forth herein. Upon conclusion of said term, and providing Licensee has given
Licensor 90 days prior notice, in writing, of its intent to renew this Agreement, and is in full compliance with all obligations herein, Licensee shall have the right to renew this license for an additional ten (10) year term upon the same terms and conditions as herein set forth.

            6. Events of Default. The Parties agree that this Agreement is in default if (a) the payments set forth herein are not paid by Licensee; (b) Licensees fails to notify and obtain Licensor's approval of any sub-licensing agreement; (c) Licensee files for protection under the U.S. Bankruptcy Code. Any default, not cured within 10 days of written Notice of Default to be provided by Licensor to Licensee, or as otherwise provided by a court of law, shall terminate the license issued under this Agreement.

            7.  Jurisdiction.  The parties agree that
jurisdiction over this Agreement and any disputes arising hereunder, shall be with the State of Arizona, Maricopa County, and any disputes shall be resolved under Arizona law.

            8. Agreement Non-Assignable. This Agreement may not be pledged, sold, or assigned, other than sub-licensing agreements as set forth herein-above, without the express written consent of Licensor, in their sole discretion.

CORNERSTONE COMMUNICATIONS CORP.

By  SUSAN R. HAYS
--------------------
its Secretary
--------------------
Licensee

    TOM HAYS
--------------------
   Tom Hays

  SUSAN HAYS
--------------------
   Susan Hays
LICENSOR

[CAPTION]
Exhibit 10a
Service Mark Registration
Int. Cl.: 41
Prior U.s. cls: 100, 101 and 107
Reg. No. 2,232,091
United States Patent and Trademark Office
Registered Mar. 16, 1999
SERVICE MARK
PRINCIPAL REGISTER
PLATINUM PEARLS
Hays, Tom E. (United States Citizen)
5514 North 71st Street
Scottsdale, AZ 85253

For: Educational Services, namely, conducting workshops and seminars in the fields of improving one's lifestyle, health issues, nutrition, exercise, skin care, overcoming addictions, career planning personal finances, improving creativity and retirement planning, entertainment, namely, production of television shows about improving one's lifestyle, health issues, nutrition, exercise, skin care, overcoming addictions, career planning, personal finances, improving creativity and retirement planning, in class 41 (U.S. Cls. 8-7-1997; in commerce 8-7-1998.
 Lori Stockton, Examining Attorney